For Release:	Immediately	Exhibit 99.1

Contact:	Media -
	Aidan Gormley -Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com

Financial Analysts -
	Robin J. Davenport, Vice President, Corporate Finance	216-896-2265
rjdavenport@parker.com

Stock Symbol:	PH - NYSE

Parker Reports Fiscal 2020 First Quarter Results
- First quarter sales were $3.33 billion; organic sales declined 3%
- First quarter EPS were $2.60 as reported, or $2.76 adjusted
- First quarter total segment operating margin was 17.0% as reported, or 17.3% adjusted
- EBITDA margin was 18.4% as reported, or 19.1% adjusted
- Cash flow from operations was a first quarter record at $449 million, and reached 13.5% of sales
- LORD Corporation and Exotic Metals Forming Company acquisitions completed
- Company revises fiscal 2020 full year guidance

CLEVELAND, October 31, 2019 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2020 first quarter ended September 30, 2019. Fiscal 2020 first quarter sales were $3.33 billion, compared with $3.48 billion in the prior year quarter. Net income was $338.9 million, compared with $375.7 million in the first quarter of fiscal 2019. Fiscal 2020 first quarter earnings per share were $2.60, compared with $2.79 in the prior year quarter. Adjusted earnings per share were $2.76, compared with adjusted earnings per share of $2.84 in the prior year quarter. Fiscal year-to-date cash flow from operations was a first quarter record at $449.1 million, and reached 13.5% of sales, compared with 4.6% in the prior year period. In the first quarter of fiscal 2019, cash flow from operations was 10.3% of sales, excluding a discretionary pension contribution. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

“We delivered increased adjusted total segment operating margin, EBITDA margin and record cash flow in the first quarter despite softness in global economic conditions," said Chairman and Chief Executive Officer, Tom Williams. "Adjusted total segment operating margin of 17.3% increased 10 basis points compared with the prior year quarter and adjusted EBITDA margin increased 110 basis points year-over-year to 19.1%. This performance reflects the effort of our global teams and the effective implementation of The Win Strategy™."

Segment Results
Diversified Industrial Segment: North American first quarter sales decreased 3% to $1.6 billion, and operating income was $275.2 million, compared with $275.1 million in the same period a year ago. International first quarter sales decreased 13% to $1.1 billion, and operating income decreased 18% to $168.6 million, compared with $206.1 million in the same period a year ago.

Aerospace Systems Segment: First quarter sales increased 12% to $631.1 million, and operating income increased 12% to $123.0 million, compared with $109.9 million in the same period a year ago.

Parker reported the following orders for the quarter ending September 30, 2019, compared with the same quarter a year ago:
· Orders decreased 2% for total Parker
· Orders decreased 6% in the Diversified Industrial North America businesses
· Orders decreased 10% in the Diversified Industrial International businesses
· Orders increased 22% in the Aerospace Systems Segment on a rolling 12-month average basis

Acquisitions Update
As previously announced on October 29, 2019, the company completed its acquisition of LORD Corporation, a leading manufacturer of advanced adhesives and coatings, as well as vibration and motion control technologies, for approximately $3.675 billion in cash. LORD will be combined with Parker’s Engineered Materials Group.

As previously announced on September 16, 2019, the company completed its acquisition of Exotic Metals Forming Company LLC for approximately $1.725 billion in cash. Exotic Metals Forming is now a stand-alone division in the Aerospace Systems Group.

Detailed integration plans are underway for both acquisitions, which are expected to facilitate a smooth transition and drive synergies from the combination of the organizations.

Outlook
For the fiscal year ending June 30, 2020, the company has revised guidance for earnings per share to the range of $8.53 to $9.33, or $10.10 to $10.90 on an adjusted basis. Fiscal year 2020 guidance is adjusted on a pre-tax basis for expected business realignment expenses of approximately $40 million, costs to achieve of approximately $27 million, one-time acquisition expenses of approximately $200 million, and has been updated to include LORD Corporation and Exotic Metals Forming. Guidance assumes an organic sales decline in the range of 7.5% to 4.5%. A reconciliation of forecasted earnings per share to adjusted forecasted earnings per share is included in the financial tables of this press release.

Williams added, "Continued execution of the Win Strategy will position us to deliver strong margins, earnings and cash flow for the full fiscal year. We have revised guidance based on the impact of the closing of the LORD Corporation and Exotic Metals Forming acquisitions and softening macroeconomic trends."

NOTICE OF CONFERENCE CALL: Parker Hannifin's conference call and slide presentation to discuss its fiscal 2020 first quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at www.phstock.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit www.phstock.com.

Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than 100 years the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets. Parker has increased its annual dividend per share paid to shareholders for 63 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. All exclude acquisitions until they can be reflected in both the numerator and denominator. Aerospace comparisons are rolling 12-month average computations. The total Parker orders number is derived from a weighted average of the year-over-year quarterly % change in orders for Diversified Industrial North America and Diversified Industrial International, and the year-over-year 12-month rolling average of orders for the Aerospace Systems Segment.

Note on Net Income
Net Income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted earnings per share; (b) adjusted cash flow from operations; (c) adjusted total segment operating margin; adjusted EBITDA margin; and (d) adjusted forecasted earnings from continuing operations per share. The adjusted earnings per share, cash flow from operations and total segment operating margin measures are presented to allow investors and the company to meaningfully evaluate changes in earnings per share, cash flows from operations and total segment operating margin on a comparable basis from period to period. This press release also contains references to EBITDA and EBITDA margin. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA and EBITDA margin are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. Additionally, the actual impact of changes in tax laws in the United States and foreign jurisdictions and any judicial or regulatory interpretations thereof on future performance and earnings projections may impact the company’s tax calculations. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance.

Among other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of CLARCOR, LORD Corporation or Exotic Metals; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; global competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure and undertakes no obligation to update them unless otherwise required by law.

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PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2019		Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands except per share amounts)	2019	2018
Net sales	$3,334,511	$3,479,294
Cost of sales	2,479,741	2,594,823
Selling, general and administrative expenses	399,179	394,322
Interest expense	69,956	44,339
Other (income) expense, net	(47,521)	(13,913)
Income before income taxes	433,156	459,723
Income taxes	94,115	83,824
Net income	339,041	375,899
Less: Noncontrolling interests	143	188
Net income attributable to common shareholders	$338,898	$375,711

Earnings per share attributable to common shareholders:
Basic earnings per share	$2.64	$2.84
Diluted earnings per share	$2.60	$2.79

Average shares outstanding during period - Basic	128,463,992	132,361,654
Average shares outstanding during period - Diluted	130,130,076	134,664,496

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended September 30,
(Amounts in dollars)	2019	2018
Cash dividends per common share	$0.88	$0.76

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended September 30,
(Amounts in dollars)	2019	2018
Earnings per diluted share	$2.60	$2.79
Adjustments:
Business realignment charges	0.04	0.02
Clarcor costs to achieve	—	0.05
Lord costs to achieve	0.03	—
Exotic costs to achieve	0.01	—
Acquisition-related expenses	0.14	—
Tax effect of adjustments[1]	(0.06)	(0.02)
Adjusted earnings per diluted share	$2.76	$2.84

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2019		Exhibit 99.1
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2019	2018
Net sales	$3,334,511	$3,479,294

Net income	$339,041	$375,899
Income taxes	94,115	83,824
Depreciation and amortization	109,071	112,491
Interest expense	69,956	44,339
EBITDA	612,183	616,553
Adjustments:
Business realignment charges	4,723	2,403
Clarcor costs to achieve	—	6,210
Lord costs to achieve	3,414	—
Exotic costs to achieve	595	—
Acquisition-related expenses	17,449	—
Adjusted EBITDA	$638,364	$625,166

EBITDA margin	18.4%	17.7%
Adjusted EBITDA margin	19.1%	18.0%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2019		Exhibit 99.1
BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2019	2018
Net sales
Diversified Industrial:
North America	$1,624,605	$1,681,044
International	1,078,850	1,233,766
Aerospace Systems	631,056	564,484
Total net sales	$3,334,511	$3,479,294
Segment operating income
Diversified Industrial:
North America	$275,192	$275,111
International	168,573	206,094
Aerospace Systems	122,980	109,855
Total segment operating income	566,745	591,060
Corporate general and administrative expenses	48,902	50,325
Income before interest expense and other expense	517,843	540,735
Interest expense	69,956	44,339
Other expense	14,731	36,673
Income before income taxes	$433,156	$459,723

RECONCILIATION OF TOTAL SEGMENT OPERATING MARGIN TO ADJUSTED TOTAL SEGMENT OPERATING MARGIN

(Unaudited)	Three Months Ended		Three Months Ended
(Dollars in thousands)	September 30, 2019		September 30, 2018
	Operating income	Operating margin	Operating income	Operating margin
Total segment operating income	$566,745	17.0%	$591,060	17.0%
Adjustments:
Business realignment charges	4,718		2,403
Clarcor costs to achieve	—		6,155
Lord costs to achieve	3,414		—
Exotic costs to achieve	595		—
Acquisition-related expenses	2,519		—
Adjusted total segment operating income	$577,991	17.3%	$599,618	17.2%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2019			Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	September 30,	June 30,	September 30,
(Dollars in thousands)	2019	2019	2018
Assets
Current assets:
Cash and cash equivalents	$3,627,393	$3,219,767	$952,122
Marketable securities and other investments	282,102	150,931	40,787
Trade accounts receivable, net	1,983,242	2,131,054	2,065,158
Non-trade and notes receivable	288,762	310,708	312,162
Inventories	1,790,044	1,678,132	1,762,640
Prepaid expenses and other	166,536	182,494	165,213
Total current assets	8,138,079	7,673,086	5,298,082
Plant and equipment, net	1,880,157	1,768,287	1,828,034
Deferred income taxes	145,476	150,462	99,886
Goodwill	5,818,613	5,453,805	5,485,144
Intangible assets, net	2,693,756	1,783,277	1,956,101
Investments and other assets	892,508	747,773	757,795
Total assets	$19,568,589	$17,576,690	$15,425,042

Liabilities and equity
Current liabilities:
Notes payable	$1,736,779	$587,014	$796,861
Accounts payable	1,287,420	1,413,155	1,404,716
Accrued payrolls and other compensation	310,417	426,285	318,730
Accrued domestic and foreign taxes	188,571	167,312	238,423
Other accrued liabilities	634,141	558,007	549,791
Total current liabilities	4,157,328	3,151,773	3,308,521
Long-term debt	7,366,912	6,520,831	4,313,221
Pensions and other postretirement benefits	1,261,493	1,304,379	958,937
Deferred income taxes	178,454	193,066	265,418
Other liabilities	501,610	438,489	471,839
Shareholders' equity	6,096,616	5,961,969	6,101,380
Noncontrolling interests	6,176	6,183	5,726
Total liabilities and equity	$19,568,589	$17,576,690	$15,425,042

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2019		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2019	2018
Cash flows from operating activities:
Net income	$339,041	$375,899
Depreciation and amortization	109,071	112,491
Stock incentive plan compensation	52,633	42,941
Loss on sale of businesses	—	3,029
Gain on plant and equipment and intangible assets	(10,269)	(3,826)
Loss (gain) on marketable securities	201	(3,204)
Gain on investments	(498)	(2,536)
Net change in receivables, inventories and trade payables	53,526	(70,973)
Net change in other assets and liabilities	(77,794)	(329,726)
Other, net	(16,780)	35,293
Net cash provided by operating activities	449,131	159,388
Cash flows from investing activities:
Acquisitions (net of cash of $8,179 in 2019 and $690 in 2018)	(1,696,456)	(2,042)
Capital expenditures	(50,345)	(42,106)
Proceeds from sale of plant and equipment	19,284	10,969
Proceeds from sale of businesses	—	4,515
Purchases of marketable securities and other investments	(159,984)	(2,844)
Maturities and sales of marketable securities and other investments	26,477	14,127
Other	8,070	2,318
Net cash used in investing activities	(1,852,954)	(15,063)
Cash flows from financing activities:
Net payments for common stock activity	(71,985)	(64,855)
Net proceeds from debt	2,023,714	158,477
Dividends	(113,352)	(100,869)
Net cash provided by (used in) financing activities	1,838,377	(7,247)
Effect of exchange rate changes on cash	(26,928)	(7,093)
Net increase in cash and cash equivalents	407,626	129,985
Cash and cash equivalents at beginning of period	3,219,767	822,137
Cash and cash equivalents at end of period	$3,627,393	$952,122

RECONCILIATION OF CASH FLOW FROM OPERATIONS TO ADJUSTED CASH FLOW FROM OPERATIONS
(Unaudited)	Three Months Ended		Three Months Ended
(Dollars in thousands)	September 30, 2019	Percent of sales	September 30, 2018	Percent of sales
As reported cash flow from operations	$449,131	13.5%	$159,388	4.6%
Discretionary pension contribution	—		200,000
Adjusted cash flow from operations	$449,131	13.5%	$359,388	10.3%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2019	Exhibit 99.1
RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2020
Forecasted earnings per diluted share	$8.53 - $9.33
Adjustments:
Business realignment charges	0.30
Costs to achieve	0.20
One-time acquisition expenses	1.54
Tax effect of adjustments[1]	(0.47)
Adjusted forecasted earnings per diluted share	$10.10 - $10.90

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.